Exhibit k.3

SCHEDULE A

NUVEEN CLOSED-END FUNDS

Dated as of: April 24, 2012

Nuveen AMT-Free Municipal Income Fund*

Nuveen Arizona Dividend Advantage Municipal Fund *

Nuveen Arizona Dividend Advantage Municipal Fund 2 *

Nuveen Arizona Dividend Advantage Municipal Fund 3*

Nuveen Arizona Premium Income Municipal Fund, Inc. +

Nuveen Build America Bond Fund*

Nuveen Build America Bond Opportunity Fund*

Nuveen California Dividend Advantage Municipal Fund *

Nuveen California Dividend Advantage Municipal Fund 2 *

Nuveen California Dividend Advantage Municipal Fund 3 *

Nuveen California Investment Quality Municipal Fund, Inc. +

Nuveen California Municipal Market Opportunity Fund, Inc. +

Nuveen California Municipal Value Fund 2*

Nuveen California Municipal Value Fund, Inc. +

Nuveen California Performance Plus Municipal Fund, Inc. +

Nuveen California Premium Income Municipal Fund *

Nuveen California Quality Income Municipal Fund, Inc. +

Nuveen California Select Quality Municipal Fund, Inc. +

Nuveen California Select Tax-Free Income Portfolio *

Nuveen Connecticut Dividend Advantage Municipal Fund *

Nuveen Connecticut Dividend Advantage Municipal Fund 2 *

Nuveen Connecticut Dividend Advantage Municipal Fund 3*

Nuveen Connecticut Premium Income Municipal Fund *

Nuveen Core Equity Alpha Fund*

Nuveen Credit Strategies Income Fund*

Nuveen Diversified Dividend and Income Fund*

Nuveen Dividend Advantage Municipal Fund *

Nuveen Dividend Advantage Municipal Fund 2 *

Nuveen Dividend Advantage Municipal Fund 3 *

Nuveen Dividend Advantage Municipal Income Fund *

Nuveen Energy MLP Total Return Fund*

Nuveen Enhanced Municipal Value Fund*

Nuveen Equity Premium Advantage Fund*

Nuveen Equity Premium and Growth Fund*

Nuveen Equity Premium Income Fund*

Nuveen Equity Premium Opportunity Fund*

Nuveen Floating Rate Income Fund*

Nuveen Floating Rate Income Opportunity Fund*

Nuveen Georgia Dividend Advantage Municipal Fund *

Nuveen Georgia Dividend Advantage Municipal Fund 2*

Nuveen Georgia Premium Income Municipal Fund *

Nuveen Global Government Enhanced Income Fund*

Nuveen Global Value Opportunities Fund*

Nuveen Insured California Dividend Advantage Municipal Fund *

Nuveen Insured California Premium Income Municipal Fund 2, Inc. +

SCHEDULE A (cont’d)

NUVEEN CLOSED-END FUNDS

Dated as of: April 24, 2012

Nuveen Insured California Premium Income Municipal Fund, Inc. +

Nuveen Insured California Tax-Free Advantage Municipal Fund*

Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund*

Nuveen Investment Quality Municipal Fund, Inc. +

Nuveen Maryland Dividend Advantage Municipal Fund *

Nuveen Maryland Dividend Advantage Municipal Fund 2 *

Nuveen Maryland Dividend Advantage Municipal Fund 3*

Nuveen Maryland Premium Income Municipal Fund *

Nuveen Massachusetts Dividend Advantage Municipal Fund *

Nuveen Massachusetts Premium Income Municipal Fund *

Nuveen Michigan Dividend Advantage Municipal Fund *

Nuveen Michigan Premium Income Municipal Fund, Inc. +

Nuveen Michigan Quality Income Municipal Fund, Inc. +

Nuveen Missouri Premium Income Municipal Fund *

Nuveen Mortgage Opportunity Term Fund 2*

Nuveen Mortgage Opportunity Term Fund*

Nuveen Multi-Currency Short-Term Government Income Fund*

Nuveen Municipal Advantage Fund, Inc. +

Nuveen Municipal High Income Opportunity Fund 2*

Nuveen Municipal High Income Opportunity Fund*

Nuveen Municipal Income Fund, Inc. +

Nuveen Municipal Market Opportunity Fund, Inc. +

Nuveen Municipal Opportunity Fund, Inc. +

Nuveen Municipal Value Fund 2*

Nuveen Municipal Value Fund, Inc. +

Nuveen New Jersey Dividend Advantage Municipal Fund *

Nuveen New Jersey Dividend Advantage Municipal Fund 2 *

Nuveen New Jersey Investment Quality Municipal Fund, Inc. +

Nuveen New Jersey Municipal Value Fund*

Nuveen New Jersey Premium Income Municipal Fund, Inc. +

Nuveen New York AMT-Free Municipal Income Fund*

Nuveen New York Dividend Advantage Municipal Fund 2 *

Nuveen New York Dividend Advantage Municipal Fund*

Nuveen New York Dividend Advantage Municipal Income Fund *

Nuveen New York Investment Quality Municipal Fund, Inc. +

Nuveen New York Municipal Value Fund 2*

Nuveen New York Municipal Value Fund, Inc. +

Nuveen New York Performance Plus Municipal Fund, Inc. +

Nuveen New York Premium Income Municipal Fund, Inc. +

Nuveen New York Quality Income Municipal Fund, Inc. +

Nuveen New York Select Quality Municipal Fund, Inc. +

Nuveen New York Select Tax-Free Income Portfolio *

Nuveen North Carolina Dividend Advantage Municipal Fund *

Nuveen North Carolina Dividend Advantage Municipal Fund 2 *

Nuveen North Carolina Dividend Advantage Municipal Fund 3*

Nuveen North Carolina Premium Income Municipal Fund *

SCHEDULE A (cont’d)

NUVEEN CLOSED-END FUNDS

Dated as of: April 24, 2012

Nuveen Ohio Dividend Advantage Municipal Fund *

Nuveen Ohio Dividend Advantage Municipal Fund 2 *

Nuveen Ohio Dividend Advantage Municipal Fund 3 *

Nuveen Ohio Quality Income Municipal Fund, Inc. +

Nuveen Pennsylvania Dividend Advantage Municipal Fund *

Nuveen Pennsylvania Dividend Advantage Municipal Fund 2 *

Nuveen Pennsylvania Investment Quality Municipal Fund *

Nuveen Pennsylvania Municipal Value Fund*

Nuveen Pennsylvania Premium Income Municipal Fund 2 *

Nuveen Performance Plus Municipal Fund, Inc. +

Nuveen Preferred Income Opportunities Fund*

Nuveen Premier Municipal Income Fund, Inc. +

Nuveen Premier Municipal Opportunity Fund, Inc. +

Nuveen Premium Income Municipal Fund 2, Inc. +

Nuveen Premium Income Municipal Fund 4, Inc. +

Nuveen Premium Income Municipal Fund, Inc. +

Nuveen Premium Income Municipal Opportunity Fund *

Nuveen Quality Income Municipal Fund, Inc. +

Nuveen Quality Municipal Fund, Inc. +

Nuveen Quality Preferred Income Fund *

Nuveen Quality Preferred Income Fund 2*

Nuveen Quality Preferred Income Fund 3*

Nuveen Real Asset Income and Growth Fund *

Nuveen Real Estate Income Fund *

Nuveen Select Maturities Municipal Fund *

Nuveen Select Quality Municipal Fund, Inc. +

Nuveen Select Tax-Free Income Portfolio *

Nuveen Select Tax-Free Income Portfolio 2 *

Nuveen Select Tax-Free Income Portfolio 3 *

Nuveen Senior Income Fund *

Nuveen Short Duration Credit Opportunities Fund*

Nuveen Tax-Advantaged Dividend Growth Fund*

Nuveen Tax-Advantaged Floating Rate Fund*

Nuveen Tax-Advantaged Total Return Strategy Fund*

Nuveen Texas Quality Income Municipal Fund *

Nuveen Virginia Dividend Advantage Municipal Fund *

Nuveen Virginia Dividend Advantage Municipal Fund 2 *

Nuveen Virginia Premium Income Municipal Fund *

Dow 30SM Premium & Dividend Income Fund Inc. **

Dow 30SM Enhanced Premium & Income Fund Inc. **

Global Income & Currency Fund **

MLP & Strategic Equity Fund Inc.**

NASDAQ Premium Income & Growth Fund Inc.**

+	Minnesota Corporation

SCHEDULE A (cont’d)

NUVEEN CLOSED-END FUNDS

Dated as of: April 24, 2012

*	Massachusetts Business Trust
**	Maryland Corporation

SCHEDULE A (cont’d)

NUVEEN CLOSED-END FUNDS

Dated as of: April 24, 2012

FUND		STATE STREET BANK AND TRUST COMPANY

BY:	/s/ Tina M. Lazar	BY:	/s/ Michael Rogers
as an Authorized Officer on behalf of each of the Funds indicated above			Michael Rogers Executive Vice President

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